                                                                    EXHIBIT 99.1

                               PURCHASESOFT, INC.
                          INDEX TO FINANCIAL STATEMENTS





DESCRIPTION                                                                     PAGE
------------                                                                    -----
Report of PricewaterhouseCoopers LLP                                             F-2

Balance Sheets as of May 31, 2001 and 2000                                       F-3

Statements of Operations for the years ended May 31, 2001 and 2000               F-4

Statements of Stockholders' Equity for the years ended May 31, 2001
and 2000                                                                         F-5

Statements of Cash Flows for the years ended May 31, 2001 and 2000               F-6

Notes to Financial Statements                                                    F-7

                        REPORT OF INDEPENDENT ACCOUNTANTS




To the Board of Directors
   and Stockholders of
   PurchaseSoft, Inc.

In our opinion, the accompanying balance sheets and the related statements of operations, stockholders' equity and cash flows present fairly, in all material respects, the financial position of PurchaseSoft, Inc. at May 31, 2001 and 2000, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has incurred substantial losses, has accumulated a deficit, and requires additional financing. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ PricewaterhouseCoopers LLP

Minneapolis, Minnesota
July 3, 2001, except as to Note 10, which is as of July 18, 2001

                               PURCHASESOFT, INC.
                                 BALANCE SHEETS
                              MAY 31, 2001 AND 2000

                                                                      2001                         2000
                                                                 ---------------               --------------
Assets

Current Assets
   Cash and cash equivalents                                   $      2,358,688              $     4,992,306
   Accounts receivable, net                                             119,827                       12,709
   Prepaid expenses and other current assets                            152,668                      149,940
                                                                 ---------------               --------------
Total Current Assets                                                  2,631,183                    5,154,955
                                                                 ---------------               --------------


Property and equipment, net                                           1,062,360                      460,408
                                                                 ---------------               --------------


Security deposits                                                       339,131                      297,269
                                                                 ---------------               --------------

Total Assets                                                   $      4,032,674              $     5,912,632
                                                                 ===============               ==============



Liabilities and Stockholders' Equity

Current Liabilities
   Accounts payable                                            $        532,594              $       126,893
   Current obligations under capital leases                             112,825                       50,002
   Accrued expenses                                                     476,524                      509,493
   Deferred revenues                                                     34,812                       52,881
                                                                 ---------------               --------------
Total Current Liabilities                                             1,156,755                      739,269
                                                                 ---------------               --------------


Long-Term Liabilities
   Note payable with a related party                                         --                    5,000,000
   Noncurrent obligations under capital leases                          110,613                       42,460
                                                                 ---------------               --------------
Total Long-Term Liabilities                                             110,613                    5,042,460
                                                                 ---------------               --------------


Commitments and Contingencies (Note 5)


Stockholders' Equity
Common stock, $0.01 par value, 50,000,000
   shares authorized, 26,988,905 and 14,730,549
   issued and outstanding, respectively                                 269,889                      147,305
Additional paid-in-capital                                           39,686,388                   28,575,283
Deferred stock-based compensation                                      (159,722)                          --
Accumulated deficit                                                 (36,942,217)                 (28,502,653)
                                                                 ---------------               --------------
                                                                      2,854,338                      219,935

Less treasury stock (4,780 shares) at cost                              (89,032)                     (89,032)
                                                                 ---------------               --------------
Total Stockholders' Equity                                            2,765,306                      130,903
                                                                 ---------------               --------------

Total Liabilities and Stockholders' Equity                     $      4,032,674              $     5,912,632
                                                                 ===============               ==============

              See accompanying notes to financial statements.
                                      F-3

                               PURCHASESOFT, INC.
                            Statements of Operations
                        Years Ended May 31, 2001 and 2000


                                                      2001                       2000
                                               --------------------       --------------------
Revenues:
     Product                                 $             220,359      $             116,155
     Services                                              383,521                    221,743
                                               --------------------       --------------------
Total revenues                                             603,880                    337,898
                                               --------------------       --------------------

Costs and expenses:
     Cost of product revenues                               14,000                        465
     Cost of service revenues                              917,626                    343,112
     Sales and marketing                                 1,814,521                  1,255,424
     General and administrative                          2,983,376                  1,849,116
     Research and development                            3,090,457                    860,012
                                               --------------------       --------------------
Total costs and expenses                                 8,819,980                  4,308,129
                                               --------------------       --------------------

Operating loss                                          (8,216,100)                (3,970,231)

Interest income/(expense), net                            (223,464)                    70,244
                                               --------------------       --------------------

Net loss                                     $          (8,439,564)     $          (3,899,987)
                                               ====================       ====================


Net loss per common share                    $               (0.57)     $               (0.28)
                                               ====================       ====================
     (Basic and diluted)


Weighted average shares outstanding                     14,895,810                 14,088,270
                                               ====================       ====================

              See accompanying notes to financial statements.
                                      F-4

                               PURCHASESOFT, INC.
                       Statements of Stockholders' Equity
                       Years Ended May 31, 2001 and 2000


                                      Common Stock                           Deferred                                Total
                                ------------------------    Additional     Stock-based  Accumulated    Treasury   Stockholders
                                   Shares      Amount     Paid-in-Capital     Comp.        Deficit       Stock       Equity
                                -----------  -----------  ---------------  ------------ ------------  ----------- ------------
Balance, May 31, 1999            13,807,015   $ 138,070    $ 27,643,167    $        0   $(24,602,666)  $(89,032)  $ 3,089,539


Common stock issued upon
 exercise of stock options          907,868       9,078         913,534             -              -          -       922,612
Common stock issued upon
 exercise of a warrant               15,666         157          18,582             -              -          -        18,739
Net loss                                  -           -               -             -     (3,899,987)         -    (3,899,987)
                               ------------  ----------    ------------                 ------------   --------   -----------

Balance, May 31, 2000            14,730,549   $ 147,305    $ 28,575,283    $        0   $(28,502,653)  $(89,032)  $   130,903
                               ============  ==========    ============    ==========   ============   ========    ==========


Stock-based compensation                  -           -         486,628      (166,667)             -          -       319,961
Amortization of deferred
 stock-based compensation                 -           -               0         6,945              -          -         6,945
Common stock issued upon
 conversion of debt with a
 related party                   11,883,873     118,839      10,338,969             -              -          -    10,457,808
Common stock issued for
 services                            66,787         668          89,332             -              -          -        90,000
Common stock issued upon
 exercise of stock options          181,308       1,813         116,224             -              -          -       118,037
Common stock issued upon
 exercise of warrants               126,388       1,264          79,952             -              -          -        81,216
Net loss                                  -           -               -             -     (8,439,564)         -    (8,439,564)
                                -----------   ---------    ------------   -----------   ------------   --------   -----------
Balance, May 31, 2001            26,988,905   $ 269,889    $ 39,686,388    $ (159,722)  $(36,942,217)  $(89,032)  $ 2,765,306
                                ===========  ==========    ============   ===========   ============   ========   ===========




              See accompanying notes to financial statements.
                                      F-5

                               PURCHASESOFT, INC.
                            STATEMENTS OF CASH FLOWS
                        YEARS ENDED MAY 31, 2001 AND 2000


                                                                               2001                      2000
                                                                            ------------             --------------
Cash flows from operating activities:
      Net loss                                                            $  (8,439,564)           $    (3,899,987)
      Adjustments to reconcile net loss to net cash
      used in operating activities:
            Depreciation and amortization                                       190,002                     99,060
            Loss on sale of assets                                                1,277                        - -
            Provision for bad debts                                               7,988                      2,279
            Accrued interest converted to equity                                457,808                        - -
            Stock  issued for services                                           90,000                     30,000
            Options granted for services                                        326,906                        - -
      Changes in operating assets and liabilities:
            Accounts receivable                                                (115,106)                   100,939
            Prepaid expenses and other assets                                    (2,728)                   (58,480)
            Accounts payable and accrued expenses                               380,360                   (437,350)
            Deferred revenue                                                    (18,069)                  (110,923)
                                                                            ------------             --------------
Net cash used in operating activities                                        (7,121,126)                (4,274,462)
                                                                            ------------             --------------


Cash flows from investing activities:
      Additions to property and equipment                                      (545,202)                  (177,908)
      Proceeds from sale of assets                                                1,800                        - -
      Additions to security deposits                                            (49,490)                  (258,390)
                                                                            ------------             --------------
Net cash used in investing activities                                          (592,892)                  (436,298)
                                                                            ------------             --------------


Cash flows from financing activities:
      Proceeds from exercise of options/warrants                                199,253                    941,351
      Proceeds from issuance of note payable with a related party             5,000,000                  5,000,000
      Payment of capital leases                                                (118,853)                   (62,790)
                                                                            ------------             --------------
Net cash provided by financing activities                                     5,080,400                  5,878,561
                                                                            ------------             --------------


Net increase (decrease) in cash and cash equivalents                         (2,633,618)                 1,167,801
Cash and cash equivalents, beginning of year                                  4,992,306                  3,824,505
                                                                            ------------             --------------
Cash and cash equivalents, end of period                                  $   2,358,688            $     4,992,306
                                                                            ============             ==============

Supplemental disclosure of cash flow information:
      Cash paid for interest                                              $      28,550            $        12,651
                                                                            ============             ==============

Supplemental disclosure of non-cash transaction:
      Conversion of notes payable to common stock by a related party         10,000,000                        - -
      Capital lease obligation incurred                                   $     249,829            $        76,946
                                                                            ============             ==============

              See accompanying notes to financial statements.
                                      F-6

                               PURCHASESOFT, INC.
                          NOTES TO FINANCIAL STATEMENTS
                              MAY 31, 2001 AND 2000



NOTE 1-ORGANIZATION AND MANAGEMENT'S PLANS

         PurchaseSoft, Inc. (the "Company") is an emerging provider of strategic e-Procurement and B2B solutions to medium and large organizations worldwide. PurchaseSmart(TM), the Company's flagship e-Procurement product enables organizations to automate their procurement processes thereby reducing costs and improving productivity, while providing real-time decision support information to management. The Company is marketing its solutions throughout North America, Europe and Asia. The Company's principal goal is to be the leader in the e-Procurement solutions marketplace addressing organizational procurement needs. The Company expects to achieve its objective by continuing to offer the most functional and easy to use leading edge, end-to-end software solutions and unparalleled customer service.

         The Company's expertise in procurement comes from its extensive experience in this area. The Company began operations as a management consulting firm specializing in "best practices" for purchasing and materials management in 1977. In 1985, the Company, then called Greentree Software, Inc. recognized the market need for an automated purchasing software package and introduced its first software product for purchasing materials management for use on IBM compatible PCs. Since that time, the Company has continued to offer leading edge software solutions by adapting the latest technology and incorporating procurement best practices and knowledge gained from successful customer implementations. In October 1999, the Company released its newest Solution, PurchaseSmart(TM), SourceSmart(TM) and WebQuote(TM) a Web-based, end-to-end software solution, written in JAVA and HTML, which provides operational support for strategic procurement and e-Commerce.

          The Company has incurred substantial losses, has accumulated a deficit, and requires additional financing. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters follow. On March 28, 2001, the Company engaged Devonshire Holdings, LLC ("Devonshire"), to act as its financial advisor. Devonshire is assisting the Company in analyzing its capital requirements and the execution of its financing strategy including the rights offering. In this rights offering, the Company will issue up to 11,067,501 shares of common stock at $0.88 per share. If fully subscribed, the rights offering will raise approximately $9.7 million in new capital. The Company may use some of these proceeds to repay the $2 million demand promissory note issued to L-R Global Partners, L.P. ("L-R Global") on July 18, 2001 in the event a demand for repayment is made. The Company believes that if it is successful in raising this additional capital, that these resources, revenue from future software sales and services and interest income will be sufficient to fund its planned operating expenses and capital requirements through the end of fiscal 2002, which is May 31, 2002. However, there can be no assurance that such funds will be available or sufficient to meet the Company's operating expenses and capital requirements during such period. Although historically the Company has been successful in raising new capital when needed, the vast majority of such capital has been provided by L-R Global. The Company cannot make assurances that it will be successful in raising this additional equity capital in the rights offering. Even if this rights offering is fully subscribed, the Company still may need to raise additional funds through public or private debt or equity financings to be competitive, to accelerate its sales and marketing programs and to establish a stronger financial position. Devonshire will assist the Company in future public or private debt or equity financings as necessary.

          On July 18, 2001, subsequent to the close of fiscal 2001, the Company received a $2 million loan in the form of a demand promissory note from L-R Global Partners, L.P. (see Note 9), a related party and the Company's majority stockholder. L-R Global owned 81% of the Company's outstanding shares on May 31, 2001. The Company believes that this loan provides the necessary cash to fund its operations through the end of September 2001 and the completion of the rights offering. This loan may be repaid out of the proceeds of the rights offering, provided the offering raises sufficient funds to do so and a demand for repayment is made.

          In the event the rights offering does not raise sufficient funds, management's plans are to pursue other sources of capital with the assistance of Devonshire, which would likely include a private placement to new investors. If sufficient financial support is not provided by the rights offering, other sources or the Company's majority stockholder, L-R Global, the Company would be forced to substantially curtail or cease operations.

NOTE 2-SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         (a)      Use of Estimates

          Management is required to make estimates and assumptions during the preparation of financial statements in conformity with generally accepted accounting principles. These estimates and assumptions affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements. They also affect reported amounts of net income (loss) during the period. Actual results could differ materially from these estimates and assumptions.

         (b)      Revenue Recognition and Accounts Receivable

         The Company recognizes revenue in accordance with the provisions of Statement of Position (SOP) No. 97-2, "Software Revenue Recognition," as amended by SOP 98-4 and SOP 98-9. The Company recognizes software license revenue at the point when evidence of an arrangement exists, the software product has been shipped, there are no uncertainties surrounding product acceptance, the fees are fixed or determinable and collection of the related receivable is considered probable. In multiple-element software arrangements that include rights to multiple software products, maintenance or services, the Company allocates the total arrangement fee using the residual method. Under the residual method, the fair value of the undelivered maintenance and services elements, as determined based on vendor-specific objective evidence, is deferred and the remaining (residual) arrangement fee is recognized as software product revenue. Service revenues are comprised of revenues derived from software maintenance agreements and professional services. Maintenance fees are recorded as deferred revenue and recognized ratably over the maintenance period, which is usually twelve months. Professional service revenue is recognized as the services are performed.

         Accounts receivable is presented net of an allowance for uncollectible accounts of $9,000 and $35,890 at May 31, 2001 and 2000, respectively. Bad debt expense is recorded in general and administrative expenses.

         (c)      Research and Development

         The Company is engaged in research and development activities in the area of computer software. In accordance with generally accepted accounting principles, costs incurred prior to determination of technological feasibility are considered research and development and expensed as incurred. Technological feasibility is determined after a working model has been completed. During fiscal 2001, the Company's research and development costs primarily relate to software development during the period prior to technological feasibility and have been charged to expense as incurred. Costs otherwise capitalizable after technological feasibility is achieved have also been expensed because they have been insignificant.

         (d)      Cash and Cash Equivalents

         The Company considers all highly liquid instruments with original maturities of 90 days or less to be cash equivalents for financial statement purposes.

         (e)      Property and Equipment

         Property and equipment are stated at cost, less accumulated depreciation. Depreciation is charged to operations over the estimated useful lives of the related assets, generally 5 to 7 years, using the straight-line method. Leasehold improvements are amortized over the shorter of the asset life or the life of the lease. Depreciation and amortization expense was $190,002 and $99,060 for the years ended May 31, 2001 and 2000, respectively.

         (f)      Income Taxes

         The Company accounts for income taxes using the liability method in accordance with the provisions of the Statement of Financial Accounting Standard (SFAS) No. 109, "Accounting for Income Taxes." SFAS No. 109 requires that deferred income taxes reflect the tax consequences on future years of differences between the tax bases of assets and liabilities and their financial reporting amounts.

         (g)      Loss Per Common Share

         The Company accounts for income (loss) per share in accordance with SFAS No. 128, "Earnings Per Share." SFAS No. 128 requires dual presentation of basic and diluted earnings per share for entities with complex capital structures. Basic earnings per share includes no dilution and is computed by dividing net income (loss) available to common stockholders by the weighted average number of common stock outstanding for the period. Diluted earnings per share reflects the potential dilution of securities that could share in the earnings of an entity. Diluted net loss per common share does not differ from basic net loss per common share since potential shares of common stock from the exercise of stock options and warrants are anti-dilutive for all periods presented. Shares excluded from diluted earnings per share totaled 3,915,465 and 3,064,038 on May 31, 2001 and 2000, respectively.

         (h)      Stock-Based Compensation

         The Company accounts for stock-based compensation arrangements in accordance with the provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and complies with the disclosure provisions of SFAS No. 123, "Accounting for Stock-Based Compensation."

         (i)      Recently Issued Accounting Standards

         In June 1998, the Financial Accounting Standards Board ("FASB") issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" which is effective for all fiscal quarters of fiscal years beginning after June 15, 1999 and establishes a new model for accounting for derivatives and hedging activities. In June 1999, the FASB issued SFAS No. 137 "Accounting for Derivative Instruments and Hedging Activities Deferral of the Effective Date of FASB Statement No. 133" which defers the effective date to all fiscal quarters of fiscal years beginning after June 15, 2000. In June 2000, the FASB issued Statement of Accounting Standards No. 138 "Accounting for Certain Derivative Instruments and Certain Hedging Activities an Amendment of FASB Statement No. 133" which amends certain aspects of SFAS No.
133. The adoption of SFAS No. 133, SFAS No. 137 and SFAS No. 138, which are effective for the Company on June 1, 2001, is not expected to have a significant impact on the Company's financial position or results of operations.

         In July 2001, the Financial Accounting Standards Board ("FASB") issued SFAS No. 141, "Business Combinations" and SFAS No. 142, "Goodwill and Other Intangible Assets" which are effective for fiscal years beginning after December 15, 2001. Early adoption of SFAS No. 142 will be permitted for companies with a fiscal year beginning after March 15, 2001. The adoption of SFAS No 141 and SFAS No. 142, which are effective for the Company on June 1, 2001, are being evaluated by management and are not expected to have a significant impact on the Company's financial position or results of operations.

NOTE 3 - PROPERTY, EQUIPMENT AND LEASHOLD IMPROVEMENTS

At May 31, 2001 and 2000, property, equipment and leasehold improvement balances consisted of the following:

                                                                2001                  2000
                                                            -----------           -----------
Property and equipment, at cost                             $ 1,789,615           $ 1,071,701
Leasehold improvements, at cost                                  89,312                17,492
Less accumulated depreciation and amortization                 (816,567)             (628,785)
                                                            -----------           -----------
Net property, equipment and leasehold improvements          $ 1,062,360           $   460,408
                                                            ===========           ===========

At May 31, 2001 and 2000, property and equipment balances included assets acquired under capital leases. These balances consisted of the following:

                                                          2001              2000
                                                        --------          --------
Property and equipment, at cost                         $369,191          $131,676
Less accumulated depreciation and amortization           (74,200)          (50,448)
                                                        --------          --------
Net property and equipment                              $294,991          $ 81,228
                                                        ========          ========


NOTE 4 - INCOME TAXES

         The Company has available net operating loss carry forwards (NOLs) for Federal income tax purposes of approximately $18,000,000 at May 31, 2001. The NOLs expire at various times from 2002 through 2021. Future utilization of the available net operating loss carry forwards may be limited under Internal Revenue Code Section No. 382 as a result of future changes in ownership.

         No future tax benefit for the Company's NOLs and other cumulative temporary differences have been recognized since utilization of the benefit is not presently likely based on the weight of available information. The tax effects of NOLs and other cumulative temporary differences that give rise to the Company's deferred tax asset are presented below as of May 31, 2001 and 2000:

                                                                      2001                         2000
                                                                  -----------                 -----------
Deferred tax assets:
Net operating loss carryforwards                                   $7,020,000                 $ 4,940,000
Other, net                                                            115,000                     130,000
                                                            -----------------           ------------------
Total gross deferred tax assets                                     7,135,000                    5,070,000
Less valuation allowance                                           (7,135,000)                  (5,070,000)
                                                            -----------------           ------------------
Net deferred tax asset                                       $              0            $               0
                                                            =================           ==================

NOTE 5 - COMMITMENTS AND CONTINGENCIES

         Operating Leases

         The Company leases office space and equipment in several locations under non-cancelable operating leases, which expire on various dates through May 31, 2007. Office and equipment rent expense amounted to $410,144 and $209,608 for the fiscal years ended May 31, 2001 and 2000, respectively. Future minimum lease payments under the non-cancelable operating leases as of May 31, 2001 are as follows:

          Years
         Ending
         May 31                Commitment
         ------                ----------
           2002                  390,692
           2003                  315,550
           2004                  308,811
           2005                  308,904
           2006                  281,106
           2007                  268,320
                                 -------

           Total              $1,873,383
                              ==========


         Capital Leases

         The Company leases certain computer and communication equipment under non-cancelable capital leases, which expire on various dates through October 31, 2002. Future minimum lease payments under the non-cancelable financing leases as of May 31, 2001 are as follows:

          Years
         Ending
         May 31                                               Commitment
         ------                                               ----------
           2002                                                 129,618
           2003                                                 108,896
           2004                                                   7,785
                                                               --------
           Total minimum lease payments                        $246,299
           Less amount representing interest                    (22,861)
                                                               --------
           Present value of net minimum lease payments          223,438
           Less current portion                                (112,825)
                                                               --------
           Non-current portion                                 $110,613

         Long Term Note Payable

         In March 2000, the Company borrowed $5,000,000 from L-R Global Partners, LP and signed a demand promissory note in return. Under the terms of this note, the Company must repay the principal and interest due at any time upon the demand of L-R Global. Subsequent to May 31, 2000, L-R Global issued to the Company a letter, which stated that it would not demand repayment prior to June 15, 2001. Accordingly, the Company has classified this note payable as a Long Term Liability in its balance sheet dated May 31, 2000. On May 31, 2001, this note was converted to shares of the Company's Common Stock under a conversion agreement the Company entered into with L-R Global on April 12, 2001. See Note 9.


         Commitments

         The Company has an agreement with USinternetworking whereby USi will provide hosting services consisting of equipment and services to the Company. Future payments under this non-cancelable agreement as of May 31, 2001 is as follows:

          Years
         Ending
         May 31                Commitment
         --------              ----------
           2002                  172,272
           2003                  132,680
           2004                    8,916
                                --------
           Total                $313,868
                                ========

         Contingencies

         The Company is named as a defendant in a lawsuit filed by John Medico, a former employee. The suit alleges a breach of his separation agreement with the Company, claiming that the Company refused to allow him to exercise certain stock options between December 1999 and April 2000. The suit seeks an award of damages and costs. The Company intends to rigorously defend its position.

         The Company is involved in various contingent matters in the normal course of business. Management is of the opinion that the outcome of such matters will not have a significant adverse effect on the Company's financial position or results of operations. The Company has entered into various employment agreements with certain executives of the Company, which provide for severance payments ranging from six to nine months subject to certain conditions.

NOTE 6 - STOCKHOLDERS' EQUITY

         During the fiscal year ended May 31, 2001 and 2000, the following equity placements occurred:

         FISCAL YEAR ENDED MAY 31, 2001

                  On November 3, 2000 and November 27, 2000, the Company issued a total of 11,000 shares of its Common Stock under a net exercise issue provision of a warrant held by a non-reporting person at an exercise price of $1.03 per share. These shares were paid for by surrendering a total of 5,582 additional shares of stock covered by this warrant and the subsequent cancellation of these shares in exchange for the issuance of the 11,000 shares acquired.

                  On December 5, 2000, the Company issued 70,014 shares of the Company's Common Stock to L-R Global Partners, L.P. upon the exercise of a warrant, which raised an aggregate sum of $81,216 and had an exercise price of $1.16 per share.

                  On January 26, 2001, the Company issued a total of 45,374 shares of the Company's Common Stock under net exercise issue provisions of two warrants held by non-reporting individuals at an exercise price of $1.03 per share. These shares were paid for by surrendering a total of 41,710 additional shares of stock covered by these warrants and the subsequent cancellation of these shares in exchange for the issuance of the 45,374 shares acquired.

                  On April 30, 2001, the Company issued 66,787 shares of its Common Stock in a payment of $90,000 in services performed by a vendor of the company. $45,000 in services was completed on October 27, 2000 and was paid for with 13,846 shares of common stock that closed on that day of $3.25 per share. $45,000 in services was completed on April 27, 2001 and was paid for with 52,941 shares of common stock that closed on that day of $0.85 per share.

                  On May 31, 2001, the Company converted the L-R Global demand promissory notes and accrued interest, totaling $10,457,808 into 11,883,873 shares of the Company's Common Stock with a par value of $0.01. This conversion was done pursuant to the conversion agreement the Company entered into with L-R Global on April 12, 2001. The
         Company agreed to convert this debt and accrued interest into common shares using the last reported sale price of the company's Common Stock on April 12, 2001, which was $0.88 per share.


         FISCAL YEAR ENDED MAY 31, 2000

                  On February 9, 2000, the Company issued 8,333 shares of its Common Stock upon the exercise of a warrant, which raised an aggregate sum of $9,500 and had an exercise price of $1.14 per share.

                  On February 9, 2000, the Company issued 4,000 shares of its Common Stock upon the exercise of a warrant, which raised an aggregate sum of $5,040 and had an exercise price of $1.26 per share.

                  On February 11, 2000, the Company issued a warrant to purchase 25,000 shares of Common Stock at an exercise price of $5.50 per share. This warrant has a five-year life and will expire on February 10, 2005.

                  On May 1, 2000, the Company issued 3,333 shares of its Common Stock upon the exercise of a warrant, which raised an aggregate sum of $4,199 and had an exercise price of $1.26 per share.

Stock Options

         The Company maintains three Stock Option Plans, the 1997 Stock Option Plan, the 1994 Stock Option Plan and the 1987 Stock Option Plan, under which stock options can be granted to consultants, key employees, directors and officers of the Company. Generally, options granted vest over a period of between two to three years and expire five to ten years from the date of grant and are issued with an exercise price equal to the market value of the Company's Common Stock on the date of grant. Options cancelled under the 1997 plan can be re-granted. At the 2001 Annual Meeting of Stockholders held on November 17, 2000, stockholders approved an increase in the number of shares available to grant under the 1997 Plan from 4,500,000 shares to 6,000,000 shares. As of May 31, 2001, there were 1,403,492 option shares under the 1997 Stock Option Plan, which are available for future grants.


The following summary of outstanding options and shares reserved under the plan is as follows:

                                                                                               Weighted Average
                               1987 Plan        1994 Plan       1997 Plan          Total        Exercise Price
                               ----------       ---------       ---------       ------------   ----------------


Outstanding at May 31, 1999          8,333          45,883       3,019,265       3,073,431      $   1.14
         Granted                         0               0       1,986,279       1,986,279          2.25
         Exercised                       0               0        (907,868)       (907,868)        (1.02)
         Cancelled                  (8,333)        (12,500)     (1,685,212)     (1,706,045)        (1.20)
                                ----------      ----------      ----------      ----------      --------


Outstanding at May 31, 2000              0          33,333       2,412,464       2,445,797          2.04
         Granted                         0               0       2,127,500       2,127,500          1.67
         Exercised                       0               0        (181,308)       (181,308)        (0.65)
         Cancelled                       0               0        (851,324)       (851,324)        (3.18)
                                ----------      ----------      ----------      ----------      --------

Outstanding at May 31, 2001              0          33,333       3,507,332       3,540,665      $   1.62
                                ==========      ==========      ==========      ==========      ========

As of May 31, 2001 fixed-price stock options were outstanding as follows:

                                           Options Outstanding                                      Options Exercisable
                           -------------------------------------------------------         ------------------------------------
                                                  Weighted
                                                  Average              Weighted                                       Weighted
     Range of                                    Remaining              Average                                        Average
     Exercise                  Number            Contractual           Exercise                  Number               Exercise
      Prices                Outstanding             Life                 Price                 Exercisable              Price
----------------           -------------     ------------------   ------------------         --------------        -------------
$ 0.01  -  $ 1.50             2,226,043             3.8                $0.81                    1,421,200               $0.88
$ 1.51  -  $ 3.00               787,057             4.3                $2.26                      306,975               $2.42
$ 3.01  -  $ 5.00               362,565             4.0                $3.25                      109,029               $3.29
$ 5.01  -  $ 7.13               165,000             3.7                $5.89                      140,000               $5.96
                         ---------------     ------------------   ------------------        ---------------        -------------
                              3,540,665             3.9                $1.62                    1,977,204               $1.61
                         ===============     ==================   ==================        ===============        =============

Stock Options Issued to Non-Employees

         On August 15, 2000, the Company issued a stock option to purchase 150,000 shares of the Company's Common Stock at $2.75 per share to a non-employee in conjunction with a consulting agreement. The stock option was fully vested on the date of grant. The Company accounted for the option in accordance with the Emerging Issue Task Force ("EITF") Issue No. 96-18. The total fair value of the option using the Black-Sholes valuation model was $283,061 and the entire amount was recognized as management consulting compensation expense in the fiscal year ended May 31, 2001. The following assumptions were used to value the stock option: dividend yield of 0%, risk-free interest rate of 6.5%, expected life equal to the contractual life of five years and volatility of 80%.

         On January 30, 2001, the Company issued stock options to purchase a total of 20,000 shares of the Company's Common Stock at $1.94 per share to two non-employees in conjunction with a consulting agreement. The stock options were fully vested on the date of grant. The Company accounted for these options in accordance with the Emerging Issue Task Force ("EITF") Issue No. 96-18. The total fair value of these options using the Black-Sholes valuation model was $36,900 and the entire amount was recognized as management consulting compensation expense in the fiscal year ended May 31, 2001. The following assumptions were used to value these stock options: dividend yield of 0%, risk-free interest rate of 6%, expected life equal to the contractual life of five years and volatility of 171%.

         On April 24, 2001, the Company issued a stock option to purchase a total of 250,000 shares of the Company's Common Stock at $0.65 per share to a non-employee in conjunction with a consulting agreement. The stock option vests 33.4% on April 24, 2001, the date of the grant, 33.3% on April 24, 2002 and 33.3% on April 24, 2003. The Company accounted for these options in accordance with the Emerging Issue Task Force ("EITF") Issue No. 96-18. The total fair value of this option using the Black-Sholes valuation model was $166,667 at May 31, 2001, of which $6,945 was recognized as management consulting compensation expense. The unearned balance as of May 31, 2001 was $159,722 and is classified as "Deferred stock-based compensation" in the Stockholders' Equity section of the balance sheet. The following assumptions were used to value this stock option: dividend yield of 0%, risk-free interest rate of 6%, expected life equal to the contractual life of five years and volatility of 171%.

Pro forma Disclosure of Compensation Cost of Stock Options

         The Company has adopted the disclosure-only provisions of SFAS No.
123. For purposes of the pro forma disclosures below, the estimated fair value of options has been calculated and is expensed over the options' vesting period. Had compensation cost for the Company's stock options issued to employees been recognized based on the fair value at the date of grant consistent with the provisions of SFAS No. 123, the Company's net loss would have been increased to the pro forma amounts indicated below:

                                                                2001              2000
                                                          -------------      --------------
Net loss - as reported                                    $  (8,439,564)     $  (3,899,987)
Net loss - pro forma                                      $  (9,337,514)     $  (4,269,155)

Net loss per share - basic and diluted, as reported       $       (0.57)     $       (0.28)
Net loss per share - basic and diluted, pro forma         $       (0.63)     $       (0.30)

         The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions:

                                                   2001    2000
                                                   ----    -----
Dividend yield                                       0%       0%
Risk-free interest rate                            6.0%     6.5%
Expected volatility                                171%      80%
Expected lives                                       4        4

Weighted-average fair value of options granted
using the Black-Scholes option pricing model      $1.51   $1.58

Warrants to Purchase Common Stock

         At May 31, 2001, the Company had a total of 374,800 outstanding warrants for the purchase of the Company's Common Stock. Exercise prices ranged from $0.96 to $3.47 per share, with the price of certain warrants subject to adjustment for anti-dilution provisions. Warrants expire at various times from October 2001 through February 2005. These warrants have a weighted-average exercise price of $1.18. There were no warrants issued in fiscal 2001. In fiscal 2000, the Company issued a warrant for 25,000 shares of Common Stock to an employee at $5.50, which was the fair market value on the date of grant. Proceeds to the Company should all warrants be exercised is approximately $442,000. At May 31, 2001, all warrants are "out of the money".


NOTE 7 - SIGNIFICANT CUSTOMERS

         During the fiscal year ended May 31, 2001, one customer accounted for $455,963 or 75.5% of total revenues.


         During the fiscal year ended May 31, 2000, three customers accounted for $162,735 or 48.2% of total revenues.

                  Customer A   18.6%
                  Customer B   18.6%
                  Customer C   11.0%

NOTE 8 - EXPORT SALES

         During the fiscal year ended May 31, 2001, export sales accounted for $488,412 or 80.9% of total revenues, consisting of the following territories:

                  United Kingdom   75.5%
                  Canada            5.4%

         During the fiscal year ended May 31, 2000, export sales to Canada accounted for $87,063 or 25.8% of total revenues.

NOTE 9 - RELATED PARTY

         On each of March 23, 2000 and January 30, 2001, the Company borrowed $5 million from L-R Global, a related party and the Company's majority stockholder and signed demand promissory notes totaling $10 million. These notes provided for interest to be paid at the rate of 6% per annum. In fiscal year 2001, the Company accrued interest charges of $400,274 related to these two notes. In fiscal year 2000, the Company accrued interest charges of $57,534 related to the March 23, 2000 note. In a Conversion Agreement dated April 12, 2001, L-R Global agreed to convert its outstanding debt and accrued interest to shares of Common Stock at a price per share of $0.88 per share, the closing price for the Company's Common Stock that day. On May 31, 2001, pursuant to the conversion agreement, L-R Global converted these demand promissory notes and accrued interest into 11,883,873 restricted shares of PurchaseSoft, Inc. Common Stock.

          On August 15, 2000, the Company entered into a Management Consulting Agreement with Donald S. LaGuardia, to become the President and Chief Executive Officer of the Company. Mr. LaGuardia is a related party due to his relationship with L-R Global, where he is a partner. This agreement provided for an initial term of six months with an automatic extension on a month-to-month basis. Under the initial term, Mr. LaGuardia was granted a non-statutory stock option to purchase 150,000 shares of the Company's Common Stock. These shares had an exercise price of $2.69 per share, were fully vested on the date of grant and had a term of five years. He also received reimbursement for all reasonable out of pocket expenses relating to housing and transportation. On April 24, 2001, Mr. LaGuardia was granted another non-statutory stock option for 250,000 shares of the Company's Common Stock. These shares had an exercise price of $0.65 per share, vested one-third on the date of the grant, vest an additional one-third on April 24, 2002 and vest the final one-third on April 24, 2003 and had a term of five years. Upon the expiration of the initial term of the agreement, the Company agreed to another six-month term under the same terms and conditions, except that the Company agreed to make monthly payments of $14,583 to L-R Managers, LLC for the services of Mr. LaGuardia. The renewal term covers the period of Feburary 16, 2001 through August 15, 2001.


NOTE 10 - SUBSEQUENT EVENT

         On July 18, 2001, the Company borrowed $2,000,000 from L-R Global and signed a demand promissory note in return. This note provides for interest to be paid at the rate of 6% per annum. The Company is intending to conduct a rights offering to raise up to $9,700,000 to fund its operations for the next fiscal year. In this rights offering, the Company will issue up to 11,067,501 shares of common stock at $0.88 per share. The Company believes that this loan will fund operations through the end of September 2001 and the completion of the rights offering. This loan may be repaid out of the proceeds of the rights offering, provided the offering raises sufficient funds to do so and a demand for repayment is made.